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                                                                 EXHIBIT 10.1(a)

AMERICAN BUSINESS PRODUCTS, INC.
DEFERRED COMPENSATION PLAN
INTRODUCTION

We are pleased to introduce the American Business Products, Inc. Special Non-Qualified Deferred Compensation Plan.

This plan, which will go into effect on February 1, 1995 has been developed to provide you with an opportunity to shelter some of your compensation and protect your earnings from tax erosion.

Under this new plan, utilizing the Merrill Lynch FutureComp(sm) Service, you may elect to defer up to 90% of the cash compensation (including commissions and bonuses) payable to you in a given year. Your election form must be signed and returned to R. A. LeFeber, Plan Administrator, no later than January 25, 1995.

The amount you elect to defer will be held on your behalf in trust with the Merrill Lynch Trust Companies. You will be taxed on the deferred amount only when the amount is paid to you. You will receive comprehensive statements on a quarterly basis summarizing your account activity.

You may change your deferral election once a year (by November 30th, for January 1st of the following year).

Through Merrill Lynch you will enjoy the benefit of having your deferred compensation invested in a wide variety of investment options, including:

          Merrill Lynch Corporate Bond Fund - High Income Portfolio
                    Merrill Lynch Global Allocation Fund
                       Merrill Lynch Basic Value Fund
                Merrill Lynch Developing Capital Markets Fund

Investment of deferred amounts will be done via the enclosed Eligible Employee Election Form.

To facilitate your understanding of the program, we have engaged the services of Jere Goldsmith, First Vice President and Bert Ponder, Vice President at Merrill Lynch. Jere and Bert are available for consultation during regular business hours at 1-404-264-2072 or 1-800-937-0453.

Enclosed is a Summary of the Special Non-Qualified Deferred Compensation Plan as well as Election and Beneficiary Designation Forms which must be returned to
R. A. LeFeber, ABP headquarters. If you have any questions regarding this new plan, please do not hesitate to call.





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AMERICAN BUSINESS PRODUCTS, INC.
DEFERRED COMPENSATION PLAN
SUMMARY OF ELECTIVE DEFERRAL PROVISIONS

THIS SUMMARY PROVIDES ONLY GENERAL INFORMATION ABOUT THE PLAN. THE COMPLETE PLAN DOCUMENT IS AVAILABLE UPON REQUEST.


OVERVIEW

A non-qualified deferred compensation plan is an agreement between an employer and a select group of employees in which the company agrees to pay those employees on some future date. A non-qualified deferred compensation arrangement allows highly compensated employees to:

         -- Defer current federal income taxes on an unlimited amount of compensation.

         -- Enjoy the benefit of having the deferred amounts invested in a diversified manner.

         -- Defer current federal income taxes on all earnings from such investments until disbursement.

PURPOSE OF PLAN

American Business Products, Inc. has adopted the ABP Special Non-Qualified Deferred Compensation Plan (The Plan) to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their compensation.

On a discretionary basis, American Business Products will provide a special Profit Sharing bonus to eligible employees utilizing the same formula used in the ABP Profit Sharing Plan for amounts over $150,000 in compensation.

STATUS OF THE PLAN

The plan is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2) and 301(a)(3) of ERISA and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

A grantor trust has been established by the company for The Plan. All elective deferrals will become assets of the Trust and will be subject to the claims of ABP's general creditors in the event of company insolvency until paid to Plan participants and their beneficiaries in such a manner and at such times as specified below.





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PARTICIPATION

Any eligible individual who elects to defer part of his/her compensation in accordance with the plan shall become a participant and shall continue to be a participant so long as any amount remains credited to his/her account.


ELECTIVE DEFERRALS

Participants may elect to reduce their compensation and to have elective deferrals credited to their accounts by making an election under The Plan. (Said elections may be changed each year for later plan years). No participant may defer more than 90% of his/her base compensation for a plan year.

You may elect to defer this special Profit Sharing bonus into the new plan or receive it in cash. If you elect to defer this special bonus, you must already be deferring some of your regular compensation and it must be split in the same manner your regular deferred compensation is split.



VESTING

A participant shall be immediately vested in all elective deferrals, and all income and gain attributable thereto, credited to his or her individual account.


PAYMENTS

At the time of his deferral election, a participant shall elect the date at which and the form which the elective deferrals will commence to be paid. Payments will be made in either a single lump sum or annual installments over a period elected by the participant up to 10 years.

Such elections will be effective for the plan year for which it is made and succeeding plan years unless changed, in writing, by the participant. Any change will be effective only for Elective Deferrals made for the first plan year beginning after the date on which the Election Form containing the change is filed with the Plan Administrator.

As soon as possible following a change of control of the employer, as the term is defined in The Plan, each participant shall be paid his/her account balance in a single lump sum.

Upon termination of a participants employment, for any reason other than death, and prior to age 59 1/2 (Retirement Age), the participants accounts shall be paid to the participant in a single lump sum as soon as practicable following the date of such termination.

If a participant dies prior to the complete distribution of his/her account, the balance of the account shall be paid as soon as practicable to the participant's designated beneficiary or beneficiaries in either a lump sum payment or annual installments, as elected by the participant.





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UNFORESEEN EMERGENCY

If a participant suffers an unforeseen emergency, the Plan Administrator, in its sole discretion, may pay the participant the portion of his/her account which the Plan Administrator determines is necessary to satisfy the emergency need, including any amount necessary to pay any federal, state, or local income taxes reasonably anticipated to result from the distribution.

For purposes of The Plan, "unforeseen emergency" means an immediate and heavy financial need resulting from any of the following:

         a. Expenses which are not covered by insurance and which the Participant or his or her spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care.

         b. The need to prevent eviction of a Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

         c. Any other circumstances that is determined by the Plan Administrator in its sole discretion to constitute an unforeseen emergency which is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's assets.


PLAN AMENDMENT AND TERMINATION

The Board of Directors of American Business Products reserves the right to amend The Plan at any time in its sole discretion. No amendment or termination of The Plan shall adversely affect the rights of any participant with respect to amounts that have been credited to his/her account prior to the date of such amendment or termination.


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                [LOGO] The Merrill Lynch Non-Qualified Deferred
                       Compensation Plan Trust Agreement

                  (Areas highlighted in grey will be completed
                       by Merrill Lynch Trust Companies.)


TRUST UNDER:
________________________________________________________________________________

DEFERRED COMPENSATION PLAN(1)

This Agreement made this day of December 20, 1994, by and between American Business Products, Inc. (Company) and Merrill Lynch Trust Company of Florida a Florida corporation (Trustee);

WHEREAS, Company has adopted the Non-Qualified Deferred Compensation Plan identified above and such other Plan(s) as are listed in Appendix A.

WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s).

WHEREAS, Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of the Company's insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974.

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1. ESTABLISHMENT OF TRUST.

(a) Company hereby deposits with Trustee in trust such cash and/or marketable securities, if any, listed in Appendix B, which shall become the principal of the Trust to be held administered and disposed of by Trustee as provided in this Trust Agreement.

(b) The Trust hereby established shall be irrevocable.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of sub part E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of insolvency, as defined in Section 3(a) herein.

(e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

(f) Trustee shall not be obligated to receive such cash and/or property unless prior thereto Trustee has agreed that such cash and/or property is acceptable to Trustee and Trustee has received such reconciliation, allocation, investment or other information concerning, or representation within respect to, the cash and/or property as Trustee may require, Trustee shall have no duty or authority to (a) require any deposits to be made under the Plan or to Trustee; (b) compute any amount to be deposited under the Plan to Trustee; or(c) determine whether amounts received by Trustee comply with the Plan. Assets of the Trust may, in Trustee's discretion, be held in an account with an affiliate of Trustee.

SECTION 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

(a) With respect to each Plan participant, Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the participant(and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to Trustee not more than [30] business days nor fewer than [15] business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to Trustee not more than [30] days nor fewer than [15] days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. Except as otherwise provided herein, Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that

(1) THIS TRUST IS INTENDED TO COMPLY WITH THE MODEL GRANTOR TRUST REQUIREMENT OF REVENUE PROCEDURE 92-64. WHILE MERRILL LYNCH BELIEVES THAT THIS TRUST AGREEMENT COMPLIES WITH THE REVENUE PROCEDURE, IT PROVIDES NO ASSURANCE THAT MODIFICATIONS TO THE ADDITIONAL TERMS CONTAINED HEREIN WOULD NOT BE REQUIRED BY THE INTERNAL REVENUE SERVICE DURING THE REVIEW PROCESS IN THE EVENT THE COMPANY WERE TO APPLY FOR A RULING AS TO THE TAX CONSEQUENCES OF ITS PLAN AND THIS TRUST. IF THE COMPANY DESIRES TO OBTAIN SUCH A RULING FROM THE INTERNAL REVENUE SERVICE, A COPY OF THIS TRUST AGREEMENT WITH ALL SUBSTITUTED OR ADDITIONAL LANGUAGE UNDERLINED AS REQUIRED BY THE REVENUE PROCEDURE IS AVAILABLE THROUGH YOUR MERRILL LYNCH FINANCIAL CONSULTANT.


11-F
                                   continued


may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s)and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company, it being understood among the parties hereto that (1) Company shall on a timely basis provide Trustee specific information as to the amount of taxes to be withheld and (2) Company shall be obligated to receive such withheld taxes from Trustee and properly pay and report such amounts to the appropriate taxing authorities.

(b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

(c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall make the balance of each payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

(d) Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan(s), and shall not be liable for payments or Plan(s) liabilities in excess of the value of the Trust's assets.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

(a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is insolvent. Company shall be considered "insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d)hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

         (1) The Board of Directors and the Chief Executive Officer of Company (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform Trustee in writing of Company's insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become insolvent, Trustee shall determine whether Company is insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

         (2) Unless Trustee has actual knowledge of Company's insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is insolvent, Trustee shall have no duty to inquire whether Company is insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

         (3) If at any time Trustee has determined that Company is insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

         (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined the Company is not insolvent (or is no longer insolvent).

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants provided for hereunder during any such period of discontinuance; provided that Company has given Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by Trustee.

SECTION 4. PAYMENTS TO COMPANY.

         Except as provided in Section 3 hereof, since the Trust is irrevocable in accordance with Section 1(b) hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).

SECTION 5. INVESTMENT AUTHORITY.

(a) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by Company unless an investment adviser has been appointed pursuant to Section 5(c) and voting authority has been delegated to such investment adviser.

(b) Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(c) Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940, who may be affiliates of Trustee, to provide investment advice on a discretionary or nondiscretionary basis with respect to all or a specified portion of the assets of the Trust.

(d) Trustee, or Trustee's designee, is authorized and empowered:

         (1) To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

         (2) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including Trustee or any of its affiliates, provided with respect to such deposits with Trustee or an affiliate the deposits bear a reasonable interest rate;

12-F
                                   continued


         (3) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

         (4) To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of benefits;

         (5) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

         (6) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

         (7) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which Trustee is incorporated as set forth above, so that the powers conferred upon Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

         (8) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and

         (9) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of Trustee.

SECTION 6. ADDITIONAL POWERS OF TRUSTEE.

         To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust, Trustee shall have the following additional powers and authority:

         (a) To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

         (b) To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as Trustee considers necessary or appropriate, any of whom may be an affiliate of Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

         (c) To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

         (d) Generally to do all other acts which Trustee deems necessary or appropriate for the protection of the Trust.

SECTION 7. DISPOSITION OF INCOME.

(a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 8. ACCOUNTING BY TRUSTEE.

(a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar year and within 90 days after removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Trustee may satisfy its obligation under this Section 8 by rendering to Company monthly statements setting forth the information required by this Section separately for the month covered by the statement.

SECTION 9. RESPONSIBILITY AND INDEMNITY OF TRUSTEE.

(a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) and this Trust and is given in writing by Company. Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from Company which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) Company hereby indemnifies Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from Company or any designee of Company, or by reason of the Indemnified Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust, Company's obligations in the foregoing regard to be satisfied promptly by Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of Trustee, Trustee shall promptly on request thereafter return to Company any amount previously received by Trustee under this Section with respect to such loss, claim, liability or expense. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust without direction from Company.

(c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d) Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

13-F
                                   continued


(f) However, notwithstanding the provisions of Section 9(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g) Notwithstanding any powers to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 10. COMPENSATION AND EXPENSES OF TRUSTEE.

         Trustee is authorized, unless otherwise agreed by Trustee, to withdraw from the Trust without direction from Company the amount of its fees in accordance with the fee schedule agreed to by Company and Trustee. Company shall pay all administrative expenses, but if not so paid, the expenses shall be paid from the Trust.

SECTION 11. RESIGNATION AND REMOVAL OF TRUSTEE.

(a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

(b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

(c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor
Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit, provided that Trustee is provided assurance by Company satisfactory to Trustee that all fees and expenses reasonably anticipated will be paid.

(d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b)of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

(e) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

SECTION 12. APPOINTMENT OF SUCCESSOR.

(a) If Trustee resigns or is removed in accordance with Section 11 (a) or
(b)hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 13. AMENDMENT OR TERMINATION.

(a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable since the Trust is irrevocable in accordance with Section 1(b) hereof.

(b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

(c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to Company.

SECTION 14. MISCELLANEOUS.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state in which Trustee is incorporated as set forth above.

(d) The provisions of Sections 2(d), 3(b)(3), 9(b) and 15 of this Agreement shall survive termination of this Agreement.

(e) The rights, duties, responsibilities obligations and liabilities of Trustee are as set forth in this Trust Agreement, and no provision of the Plan(s) or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan(s) and this Trust Agreement with respect to any subject involving Trustee, including but not limited to the responsibility, authority or powers of Trustee, the provisions of this Trust Agreement shall be controlling.

(f) For purposes of this Trust, Change of Control shall mean: The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

SECTION 15. ARBITRATION.

-        ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

  14-F
______

            [LOGO] The Merrill Lynch Special Non-Qualified Deferred
                   Compensation Plan Adoption Agreement




Please complete the information requested in the Adoption agreement to establish the specific provisions of your plan. You do not have to provide a copy to your Financial Consultant. (Only the Merrill Lynch account opening agreements and an original executed copy of the associated Trust Agreement need to be returned to Merrill Lynch at the address printed on those forms.) This document and the Merrill Lynch Special Non-Qualified Deferred Compensation Plan for Select Employees govern the rights of the plan participants and should, therefore, be disclosed to participants and retained as part of your permanent records.

1.       EMPLOYER INFORMATION

A.       Name of Plan: ABP Deferred Comp Plan
                       ----------------------

B. Name and Address of employer sponsoring the Plan. Please provide employer's business name.

American Business Products, Inc.
--------------------------------
Business Name
--------------------------------
2100 RiverEdge Pky - Suite 1200
--------------------------------
Address
--------------------------------
Atlanta
--------------------------------
City
--------------------------------
GA               30328
--------------------------------
State            Zip Code


C. Provide employer's primary contact for the Plan and telephone and FAX numbers. Also include the employer's Tax Identification Number.

R.A. LeFeber
--------------------------------
Primary Contact
--------------------------------
V.P. Comm Investor Relations
--------------------------------
Title
--------------------------------
404/953-8300
--------------------------------
Telephone
--------------------------------
404/952-2343
--------------------------------
FAX
--------------------------------
58-1030529
--------------------------------
Employer Tax Identification Number

D. Give the first day of the 12-month period for which the employer pays taxes: 1/1
       ---

2.       PLAN INFORMATION

A.       What is the effective date of the Plan?

   2/1/95
-------------------------------------------------------------------------------
B. Plan Year Ends. Your "Plan Year" is the 12-consecutive-month period for which you credit elective and matching deferrals and keep Plan records. Enter the last day of your Plan Year. For example, if you use the calendar year as your plan year, enter "December 31." If you use a different 12-month period -- for instance if your business is on a fiscal year -- enter the last day of your fiscal year, e.g. "July 31."

   December 31
-------------------------------------------------------------------------------
3.       ELIGIBLE EMPLOYEES

The following persons or classes of persons shall be Participants (enter the names or positions of individuals eligible to participate or the criteria used to identify Participants. e.g., "Those key employees of the Company selected by the Compensation Committee of the Board of Directors").

All Employees whose Total salary or wages paid by ABP during the plan year
--------------------------------------------------------------------------
exceed $150,000.00
------------------

4.       COMPENSATION

Compensation is used to determine the amount of Elective Deferrals a Participant can elect. Compensation under the Plan is defined as (select one):

[ ]      the Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer or an Affiliate to the extent that the amounts are includable in gross income, including but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances, but not including those items excludable from the definition of compensation under Treas. Reg. section 1.415-2(d)(3).

[ ]      the regular or base salary payable to the individual by the Employer or an Affiliate, excluding commissions and bonuses.

[X]      the cash compensation payable to the individual by the Employer or an
Affiliate, including any commissions and bonuses.

[ ]      the cash bonuses payable to the individual by the Employer or an
Affiliate.

For purposes of the Plan, Compensation will be determined before giving effect to Elective Deferrals and other salary reduction amounts which are not included in the Participant's gross income under Code section 125, 401(k), 402(h) or 403(b).

5.       CONTRIBUTIONS

A. Elective Deferrals. Participants may elect to reduce their Compensation and to have Elective Deferrals credited to their Accounts by making an election under the Plan (which may be changed each year for later Plan Years as described in the plan), but no Participant may defer more than 90% (1%-100%) of his or her Compensation for the Plan Year.

B. Matching Deferrals. If the Employer elects to match Elective Deferrals, specify the matching rate and indicate the amount of the Participant's Elective Deferrals that will be matched. You may also elect to decide each year whether Matching Deferrals will be made and, if so, what that year's matching rate will be.

For example, the Employer may decide to credit a Matching Deferral of, for example, 50 cents for each dollar of a Participant's Elective Deferrals, but limit the match to the first 5% of Compensation deferred by the Participant. If you want to set a maximum dollar amount on the amount of Elective Deferrals that will be matched, insert the dollar amount and interval over which that amount is to be measured. For example, you could say that you will not match Elective Deferrals in excess of $1,000 per month. Matching Deferrals can be made after each payroll period, monthly, quarterly, or annually, at the Employer's discretion. Matching Deferrals will be subject to the vesting schedule selected in Item 6A (select one):

[X]      No Matching Deferrals will be credited.

[ ]      The Employer will credit Matching Deferrals for each
Participant equal to ___% of the first ___% of the Participant's Compensation which is elected as an Elective Deferral, but no Matching Deferral will be made on Elective Deferrals in excess of $__________ per (specify time period if applicable).

_____________________________________________________________________________

[ ]      The Employer will decide from year to year whether Matching Deferrals will be made and will notify Participants annually of the manner in which Matching Deferrals will be calculated for the subsequent year.




                      "MERRILL LYNCH TRUST COMPANIES"
      15
______________
                                   continued


- THE PARTIES WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

- PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

- THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEVEL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

- THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

         COMPANY AGREES THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN COMPANY AND EITHER OR BOTH THE TRUSTEE AND ITS AFFILIATE MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("MLPF&S") IN CONNECTION WITH THE TRUST, INCLUDING, BUT NOT LIMITED TO, THOSE INVOLVING ANY TRANSACTIONS, OR THE CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN COMPANY AND EITHER OR BOTH THE TRUSTEE AND MLPF&S, WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS
AGREEMENT SHALL BE CONDUCTED ONLY BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OR ARBITRATION FACILITY PROVIDED BY ANY OTHER EXCHANGE OF WHICH MLPF&S IS A MEMBER, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, AND IN ACCORDANCE WITH ITS ARBITRATION RULES THEN IN FORCE. COMPANY MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE,INC., OTHER EXCHANGE OF WHICH
MLPF&S IS A MEMBER, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, BUT IF COMPANY FAILS TO MAKE SUCH ELECTION, BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO MERRILL LYNCH TRUST COMPANIES, EMPLOYEE BENEFIT TRUST OPERATIONS, P.O. BOX 30532, NEW BRUNSWICK,
NEW JERSEY 08989-0532, BEFORE THE EXPIRATION OF FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM MLPF&S AND/OR THE TRUSTEE TO MAKE SUCH ELECTION, THEN MLPF&S AND/OR THE TRUSTEE MAY MAKE SUCH ELECTION. JUDGMENT UPON THE AWARD OF ARBITRATORS MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO
HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; WHO IS A MEMBER OF PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

(i)      THE CLASS CERTIFICATION IS DENIED;

(ii)     THE CLASS IS DECERTIFIED; OR

(iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

SECTION 16. EFFECTIVE DATE.

The effective date of this Trust Agreement shall be Feb. 1, 1995.

IN WITNESS WHEREOF, Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

         By signing this Agreement, the undersigned Company acknowledges (1) that, in accordance with Section 15 of this Agreement, Company is agreeing in advance to arbitrate any controversies which may arise with either or both the Trustee or MLPF&S and (2) receipt of a copy of this Agreement.

American Business Products
---------------------------------
(Company)

By: /s/ Thomas R. Carmody
    -----------------------------
         (Signature)

Name/Title: /s/ Thomas R. Carmody
            ---------------------

Chairman and CEO
---------------------------------


Add second signature if required:

By: /s/ R. A. LeFeber
    -----------------------------
            (Signature)

Name/Title: R. A. LeFeber
            ---------------------

Vice President
---------------------------------

---------------------------------
(Trustee)

By: /s/ Chris Rosin
    -----------------------------
             (Signature)


Name/Title: Chris Rosin
            ---------------------
Trust Officer


APPENDIX A

Name of Non-Qualified Deferred
Compensation Plan(s):

                                  Plan
----------------------------------

                                   Plan
----------------------------------


APPENDIX B

Deposit of cash and/or marketable securities to the Trust:

Cash: $
        ----------------------------------------------------
Marketable Securities:
                       -------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------





            "MERRILL LYNCH TRUST COMPANIES COPY"

  17-F
 _____